Exhibit 10.1

HAWTHORNE/STONE PROPERTY MANAGEMENT COMPANY

INDUSTRIAL LEASE

ARTICLE 1. FUNDAMENTAL LEASE PROVISIONS

This Lease is made and entered into by Landlord an Tenant this 9th day of February , 1996 (the “Effective Date”).

Landlord:	Hawthorne/Stone Property Management, Agents for Owners

Tenant:	PowerLight Corporation

Premises:	A portion of that certain project located at Berkeley, California, commonly known as the Berkeley Business Center (the “Project”); the premises consist of approximately 5075 square feet of floor area in the Building of which the Premises are a part (the “Building”) and are outlined in red on “Exhibit A” attached hereto and incorporated herein by reference; the Premises are commonly known as 2954 San Pablo Avenue (Article 2).

Lease Term:	Four Years commencing March 1,1996 (the “Commencement Date”) and ending on February 28, 2000 Article 3).

Rent-Monthly:	Seventeen Hundred Dollars ($1, 700. 00) per month. (Article 4).

Prepaid Rent:	Thirty Four Hundred Dollars ($3,400.001) for the month(s) of March and April, 1996. (Article 4).

Security Deposit:	Twenty Six Hundred and Fifty Dollars ($2,650.00). (Article 5).

Tenant’s Pro Rata share of Real Property Taxes, Common Area Expenses and Landlord’s Insurance: N/A (Articles 6.1, 8.5, 15.2).

Use:	Product Design, Prototyping and Fabrication (Article 7).

Parking:	Ten unreserved parking spaces (Article 8.4).

PROMPT HASSLE-FREE PAYMENT OF RENT AND OTHER CHARGES IS ABSOLUTELY ESSENTIAL TO GOOD LANDLORD-TENANT RELATIONS. Landlord will insist upon it and without limiting its remedies may require payment of late charges in the event of delay. Landlord’s remedies in the event of Tenant’s breach of Lease are set forth in Article 19 and elsewhere in this lease; the remedies include, without limitation, Lease cancellation, late charges, legal fees, cost, and interest and/or continuing liability for non-performance. This lease should be examined carefully in view of the remedies as Landlord intends to require full performance by Tenant of each provision of the Lease.

Addresses for Notices and Payment of Rent: (Article 20.19)

Landlord: c/o	Hawthorne/Stone Property Management Co. 1704 Union Street San Francisco, Ca 94123 Telephone: (415) 441-8400

Tenant:	To the Premises or: 2550 Benven
Berkeley CA 94704

Emergency Address and Telephone:	510 841-2772

References in this Article 1 to the other Articles are for convenience and designate other Articles where references to the particular Fundamental Lease provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all the terms provided under each such Fundamental Lease Provision. In the event of any conflict between a Fundamental Lease Provision and the balance of the Lease, the latter shall control.

ARTICLE 2. PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term, at the Rent, and upon the covenants and conditions hereinafter set forth, those certain premises, described in Article 1 hereof, including the underlying realty and the improvements thereon or so much thereof as Tenant is entitled to occupy or use hereunder (hereinafter collectively the “Premises”).

ARTICLE 3. TERM

3.1 Term. The term of this Lease shall continue during the Lease term specified in Article 1 hereof, unless sooner terminated as hereinafter provided in this Lease,

3.2 Delay in Commencement. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the commencement date set forth in Article 1, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease but in such case Tenant shall not be obligated to pay Rent or other monetary sums until possession of the Premises is tendered to Tenant; provided that if the delay in delivery of possession exceeds one hundred and twenty (120) days, then Tenant at its option, to be exercised within ten (10) days after the end of said one hundred and twenty day (120) period, may terminate this Lease. If Tenant terminates the Lease in such manner, Landlord shall return any monies previously deposited by Tenant and the parties shall be discharged from all obligation, hereunder.

3.3 Construction. The obligations of Landlord and Tenant to perform work, supply labor and materials and prepare the Premises for occupancy are set forth in detail in Exhibit B attached hereto and incorporated herein by reference. Landlord and Tenant shall expend all funds and do all acts required of them in Exhibit B and shall have the work performed promptly and diligently and in a first-class, workmanlike manner. If Landlord is obligated hereunder to perform construction or remodeling work, then possession shall not be deemed tendered and the term of this Lease shall not commence until the first to occur of the following: (a) seven (7) days after written certification by Landlord that Landlord’s construction work has been completed; or (b) upon the Tenant’s opening for business within the Premises.

3.4 Acknowledgment of Commencement Date. In the event the commencement date of the term of the Lease is delayed beyond the One Hundred Twenty (120) Days described in Article 3.2 or if the commencement date is to be determined pursuant to Article 3.3, then Landlord and Tenant shall execute a written acknowledgment of the dates of commencement and termination of the Lease and shall attach it to the Lease as an Exhibit.

ARTICLE 4. RENT

Tenant shall pay the sum set forth in Article 1 as Rent for the Premises in advance on the first (1st) day of each calendar month for the term of this Lease, said sum to be paid without deduction, offset prior notice or demand, in lawful money of the United States. If the commencement date is not the first (1st) day of a month, or if the Lease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates. Tenant hereby acknowledges that Landlord will not be required to send monthly statements and invoices as a condition to Tenant paying any Rent due under this Lease. On the first and each successive anniversary of the commencement date during the lease term or any extension thereof (the “adjustment date”), the monthly installment of rent due hereunder shall be increased by an amount equal to (see lease addendum) of the rent due during the month preceding each such adjustment date.

Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum specified in Article 1 as Prepaid Rent for the months designated therein.

ARTICLE 5. SECURITY DEPOSIT

Tenant has deposited with Landlord the sum specified in Article 1 hereof as “Security Deposit”, receipt of which is hereby acknowledged. Landlord shall not be required to keep this Security Deposit separate from its general funds; the Security Deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms of this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

If any rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Rent or other sums due to such breach on the part of Tenant; Tenant shall within ten (10) days of demand therefore restore the Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all Rent and all other sums payable by Tenant to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the term of the lease. In the event Tenant fails to occupy the Premises in accordance with the terms of this Lease, Landlord’s remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease.

In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other sums due Landlord for all periods prior to the filing of such proceedings.

Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit, and this provision shall also apply to any subsequent transferees.

b. Improvements to the Premises. Anything to the contrary notwithstanding contained herein, Tenant shall pay any increases in Real Property Taxes resulting from any and all improvements of any kind whatsoever placed on or in the Premises for the benefit of or at the request of Tenant, regardless of whether said improvements were installed or constructed either by Landlord or Tenant, except those items included with the original Premises.

6.2 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real or personal property of Landlord.

ARTICLE 7. USE

7.1 Use. The premises shall be used and occupied by Tenant only for the purposes set forth in Article 1 hereof and for no other purpose whatsoever without obtaining the prior written consent of Landlord. UNDER NO CIRCUMSTANCES WILL TENANT OR TENANT’S EMPLOYEES, AGENTS, INVITEES OR ANYONE ELSE BE ALLOWED TO OCCUPY THE PREMISES FOR RESIDENTIAL PURPOSES.

7.2 Condition of Premises. Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the suitability thereof for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition unless within fifteen (15) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises were not in satisfactory condition.

7.3 Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restrictions, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or may be a part or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or allow any waste in or upon the Premises nor shall Tenant conduct any auction upon the Premises.

ARTICLE 8. COMMON AREAS

8.1 Definition. The phrase “Common Areas” means all areas and facilities outside the Premises and in the Project that are provided and designated by Landlord from time to time for the general non-exclusive use and convenience of Landlord, Tenant and other tenants of the Project and their respective officers, agents and employees, suppliers, shippers, customers, and invitees. Common Areas include (but are not limited to) pedestrian sidewalks, common entrances, lobbies, restrooms, stairwells, access ways, landscaped areas, loading docks, ramps, drives, roadways, parking areas, and railroad tracks. Landlord shall have the right, in Landlord’s sole discretion, from time to time: (a) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to designate areas outside the boundaries of the Project to be part of the Common Areas; (d) to add additional buildings and improvements to the Common Areas (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

8.2 Maintenance. During the term of this Lease, Landlord shall operate, manage, and maintain the Common Areas so that they are clean and free from accumulation of debris, rubbish, and garbage. The manner in which such Common Areas shall be so maintained, and the expenditures for such maintenance, shall be at the sole discretion of Landlord, and the use of the Common Areas shall be subject to such reasonable regulations and changes therein as

Landlord shall make from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the option of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein, or to close temporarily all or any portion of such Common Areas for such purposes.

8.3 Tenant’s Rights and Obligation. Landlord hereby grants to Tenant, during the term of this Lease, the license to use, for the benefit of Tenant and its officers, agents, employees, customers, and invitees, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers, and privileges herein reserved to Landlord. Storage, either permanent or temporary, of any materials, supplies or equipment in the Common Areas without Landlord’s prior written consent is strictly prohibited. Should Tenant violate this provision of the Lease, then in such event, Landlord may, upon notice to Tenant pursuant to section 20.19, remove said materials, supplies or equipment from the Common Areas and place such items in storage, the cost thereof to be reimbursed by Tenant within ten (10) days from receipt of a statement submitted by Landlord. All subsequent costs in connection with the storage of said items shall be paid to Landlord by Tenant as accrued. Failure of Tenant to pay these charges within ten (10) days from receipt of statement shall constitute a breach of this Lease.

8.4 Parking. Tenant shall be entitled to utilize the number of vehicle parking spaces set forth in Article 1 hereof on an unreserved, unassigned basis on those portion of the Common Areas Designated by Landlord from time to time for parking. Tenant shall not use more parking spaces than said number.

Tenant and its officers, agents, employees, customers, and invitees shall park their motor vehicles only in areas designated by Landlord for that purpose from time to time. Within five (5) days after request from Landlord, Tenant shall furnish to Landlord a list of the license numbers assigned to its motor vehicles, and those of its officers, agents, and employees. Tenant shall not at anytime park or permit the parking of motor vehicles, belonging to it or to others, so as to interfere with the pedestrian sidewalks, roadways, and loading areas, or in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant agrees that receiving and shipping of goods and merchandise and all removal of refuse shall be made only by way of the loading areas constituting part of the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Common Areas, occasioned by its lack of ordinary care. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 8.4, then Landlord shall have the right, upon notice pursuant to section 20.19, in addition to other rights and remedies that it may have to remove or tow away the vehicle at the Owner’s expense.

ARTICLE 9. REPAIRS AND MAINTENANCE

9.1 Landlord’s Obligations. SUBJECT TO THE PROVISIONS OF ARTICLE 16 AND EXCEPT FOR DAMAGE CAUSED BY ANY NEGLIGENCE OR INTENTIONAL ACT OR OMISSION OF TENANT AND TENANT’S AGENTS, EMPLOYEES, OR INVITEES, LANDLORD SHALL AT ITS OWN EXPENSE KEEP DOORS, EXTERIOR WALLS AND THE ROOF OF THE PREMISES. Landlord shall not be obligated to paint such exterior, nor shall Landlord be required to maintain the windows, interior doors, or plate glass or interior surface of exterior walls. Landlord shall not have the obligation to make repairs under this Article 9 until a reasonable time after receipt of written notice of the need for such repairs. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

9.2 Tenant’s Obligation. SUBJECT TO THE PROVISIONS OF ARTICLE 16 AND ARTICLE 9.1, TENANT AT ITS SOLE COST AND EXPENSE SHALL KEEP IN GOOD ORDER, CONDITION, AND REPAIR THE PREMISES AND EVERY PART THEREOF INCLUDING WITHOUT LIMITATION THERETO ALL GLASS, PLUMBING, HEATING, AIR CONDITIONING, VENTILATING, ELECTRICAL WITHIN THE PREMISES. Tenant shall repair all damage to the Common Area caused by its operations or activities of those of its agents, contractors, licensees, invitees, or employees immediately upon notice from Landlord. In the event Tenant fails to do so, Landlord may (but shall not be obligated to) make such repairs and collect the sum expended as Rent and including interest at the rate established pursuant to Section 20.17 hereof from the date of any such expenditure.

9.3 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, with ordinary wear and tear, and damage by fire, earthquake, act of God or the elements alone excepted. Tenant at its sole cost and expense agrees to repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery equipment, cabinetwork, furniture, movable partitions, or permanent improvements or additions, including the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction. Tenant shall indemnify the Landlord against any loss or liability resulting from delay in Tenant surrendering the Premises, including without limitation any claims made by any succeeding tenants founded on such delay.

9.4 Landlord’s Rights. In the event Tenant fails to perform Tenant’s obligations under this Article 9, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Landlord shall have no liability to Tenant for any damage, inconvenience or in performing any such work.

ARTICLE 10. ALTERATIONS AND ADDITIONS

Tenant shall not, without Landlord’s prior written consent, make any alterations, additions,

improvements or utility installments in, on, or about the Premises, except for non-structural alterations not exceeding $2,500.00 in cost. As used in this Article 10, the term “utility installations” shall include ducting, power panels, fluorescent fixtures, space heaters, conduit and wiring. Tenant understands and agrees that Landlord’s consent will be conditioned upon satisfaction of such requirements as Landlord may deem necessary, in its sole discretion, including without limitation, Landlord’s approval of plans and specifications, contractors, insurance required by Landlord to be maintained by tenants, contractors, hours of construction, the manner in which the work is to be done, the quality of the proposed work and Landlord’s receipt of adequate security (such as payment and performance bond) satisfactory to Landlord to assure timely completion of the work and payment of all costs of the work notwithstanding the foregoing, upon written request by Landlord prior to the expiration or earlier termination of the Lease, Tenant shall remove any and all utility installations, permanent improvements, alterations or additions to the Premises installed at Tenant’s expense and restore the Premises to their prior condition. Landlord shall have the right but not the obligation to inspect the work of improvement to the Premises and may require changes in the method or quality of the work. Tenant shall reimburse Landlord for all costs, fees, and expenses incurred by Landlord with respect to the proposed alterations, installation or improvements, including without limitation, the costs of reviewing the plans and specification for such work (whether or not Landlord’s consent to such work is granted). Landlord’s approval or any plans and specifications for any such work shall not constitute a warranty or representation with respect thereto. Failure to obtain such written consent of Landlord prior to commencement of the work shall constitute a breach of the Lease and entitle Landlord to (a) require removal of any such improvement and return of the Premises to their former condition, and/or (b) terminate the Lease.

Unless Landlord requires the removal pursuant hereto, all alterations, additions, improvements, and utility installations on the Premises (whether or not such utility installations constitute trade fixtures of Tenant) shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon and be surrendered with the Premises. Notwithstanding the foregoing, personal property, business and trade fixtures, cabinetwork, furniture, movable partitions, machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Article 9, at any time during the term of this Lease when Tenant is not in default.

ARTICLE 11. UTILITIES

Tenant shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, janitorial, landscaping, and all other materials and utilities supplied to the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proration of all charges which are jointly metered, the determination to be made by Landlord, and payment to be made by Tenant within (10) days of receipt of a statement for such charges. Landlord shall not be liable to Tenant or any other person for, and neither Tenant nor any other person shall be entitled to, any abatement or reduction of Rent or any damages, direct or indirect, because of any reduction or suspension in utility service if required by any governmental authority, or Landlord’s failure or inability to furnish any service or facility Landlord has agreed to supply when such failure is caused by accident, breakage, repairs, alterations or improvements, strikes, lockouts, or other labor disturbances or disputes or any character, unavailability of employees, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation or any governmental agency, conditions of supply and demand, Landlord’s compliance with any voluntary or mandatory governmental energy conservation or environmental protection program or by any other cause similar or dissimilar, beyond the reasonable control of Landlord, unless caused by Landlord or Landlord’s agents intentional or negligent acts or omissions. Landlord shall not be liable under any circumstances for loss of or injury to person, property, or business, however occurring, through or in connection with or incidental to any failure described above to furnish any service or facility, nor shall any such failure be constructed as an eviction of Tenant, in whole or in part, or operate to release Tenant from any of Tenant’s obligation under this Lease, unless caused by Landlord or Landlord’s agents intentional or negligent acts or omissions. Tenant shall cooperate fully with Landlord to effect energy conservation in the Project and shall use its best efforts to minimize its use of energy (including electricity) and water throughout the term hereof.

ARTICLE 12. LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney’s fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate established pursuant to Section 20.17 hereof. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project, and the Premise, and any other party having an interest therein, from mechanics’ and materialmen’s liens. TENANT SHALL GIVE TO LANDLORD AT LEAST FIFTEEN (15) BUSINESS DAYS PRIOR WRITTEN NOTICE OF THE EXPECTED DATE OF COMMENCEMENT OF ANY WORK RELATING TO ALTERATIONS OR ADDITIONS TO THE PREMISES.

ARTICLE 13. LANDLORD’S ACCESS

Landlord and Landlord’s agents shall have the right at reasonable times to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises or any portion thereof or to show the Premises to prospective purchasers, tenants, or lenders. Landlord may at any time place on or about the Premises any ordinary “for sale” signs; Landlord may at any time during the last ninety (90) days of the term of the Lease place on or about the Premises any ordinary “for lease” signs. Tenant hereby waives any claim for abatement of Rent or for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

ARTICLE 14. INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

14.1 Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for and injury or damage to any person or property arising from Tenant’s use of the Premises, the Building or the Project, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Project or elsewhere. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any negligence of Tenant or Tenant’s agents, contractors, or employees and from and against all costs, attorney’s fees, expense, and liabilities incurred in the defense of any such claim or any action or proceeding is brought thereon. In the event any action or proceeding is brought against Landlord for reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except for damages arising from Landlord’s intentional or negligent acts.

14.2 Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant’s business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise, or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in or about the Premises, the Building, or the Project caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises, the Building, or the Project, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, unless caused by the negligent or intentional acts or omissions by Landlord or it’s agents. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of the Project.

ARTICLE 15. INSURANCE

15.1 Tenant’s Insurance. Tenant covenants and agrees that prior to occupancy of the Premises and thereafter throughout the term of this Lease, Tenant will carry and maintain at its sole cost and expense the types of insurance in the amounts and forms hereinafter specified.

a. Public Liability and Property Damage. Bodily Injury and Property Damage Insurance with coverage limits of not less than Five Hundred Thousand Dollars ($500,000) combined each occurrence and in the aggregate insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. All such insurance shall specifically insure performance by Tenant of the indemnity agreement set forth in Article 14 as to liability for injury to or death of persons and damage to property. Such insurance shall have a Landlord’s Protective Liability Endorsement attached thereto.

b. Tenant Improvements. Insurance covering all alterations, additions or improvements permitted under Article 10, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than ninety percent (90%) of their full replacement cost from time to time during the term of this Lease. Such insurance shall provide protection against any peril included within the classification of fire and extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage (from roof leakage, ground water or otherwise) and special extended peril (all risk). Tenant agrees to carry such insurance, it being expressly understood and agreed that none of the items to be insured by Tenant hereunder shall be insured by Landlord, nor shall Landlord be required to reinstall, reconstruct or repair any of such items. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 16 hereof.

c. Other. Workmen’s Compensation Insurance as required by law; Products Liability Insurance where the use of the Premises by Tenant is determined reasonably by Landlord to require such coverage.

ALL INSURANCE REQUIRED HEREUNDER SHALL BE WITH COMPANIES RATED AT B OR BETTER IN BEST’S INSURANCE GUIDE. TENANT SHALL DELIVER TO LANDLORD CERTIFICATES OF INSURANCE EVIDENCING THE EXISTENCE AND AMOUNT OF SUCH INSURANCE WITH LOSS PAYABLE CLAUSES SATISFACTORY TO LANDLORD AND SHOWING LANDLORD AN ADDITIONAL INSURED UNDER THE INSURANCE SET FORTH IN 15.1A. In the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant’s expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders, or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall have the right to provide such Insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises, the Project, Landlord, and Tenant as required by this Lease.

15.2 Landlord’s Insurance. Landlord shall, at Landlord’s expense procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the premises in the amount of the full replacement value thereof (EXCLUSIVE OF TENANT’S TRADE FIXTURES, INVENTORY, PERSONAL PROPERTY AND EQUIPMENT), providing protection against all perils included within the classification of fire an extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage and special extended peril (all risks). Additionally, Landlord may (but shall not be required to) carry: (1) Public Liability and Property Damage Liability Insurance and/or Excess Coverage Liability Insurance on the buildings constituting the Project; and (2) Earthquake and/or Flood Damage Insurance; and, (3) Rental Income Insurance at its election or if required by its lender from time to time during the term hereof in such amounts and with such limits as Landlord or its lender may deem such amounts and with such limits as Landlord or its lender may deem appropriate. During the term of this Lease, Tenant shall pay its pro rata share (set forth in Article 1 hereof) of such insurance premiums to Landlord within fifteen (15) days after receipt by Tenant of a statement thereof. Such statement shall be accompanied by a copy of the premium statement or other reasonably satisfactory evidence of the amount due, which shall include the method of calculation of Tenant’s share thereof if the insurance covers other improvements than the Premises. If the term of this Lease does not expire concurrently with the expiration of the period covered by the insurance, Tenant’s liability for premium increases shall be prorated on an annual basis. Tenant shall not do or permit anything to be done in or about the Premises or cause the cancellation of any insurance policy covering said Premises, the Building or the Project, nor shall Tenant sell or permit to be kept, used, or sold in or about said Premises any articles which may be prohibited by Landlord’s policy of fire insurance.

15.3 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party of its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

ARTICLE 16. DAMAGE OR DESTRUCTION

16.1 Partial Damage. In the event improvements on the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained pursuant to Article 15.2, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In the event the improvements on the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to Article 15.2, then Landlord may, at Landlord’s option, either (a) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (b) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant’s intention to repair such damage at Tenant’s expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery, or fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant at his discretion may restore or replace same in the event of damage.

16.2 Total Destruction. If the improvements on the Premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Article 15.2 (including any destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of such total destruction.

16.3 Damage Near End of the Term. If the improvements on the Premises are partially destroyed or damaged during the last year of the term of this Lease, Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

16.4 Partial Destruction of Project. If fifty percent (50%) or more of the Buildings constituting the Project shall be damaged or destroyed by an insured risk, or if fifteen percent (15%) or more of the Buildings constituting the Project shall be damaged or destroyed by an uninsured risk, notwithstanding that the Premises may be unaffected thereby, Landlord may at its option cancel and terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of occurrence of such damage or destruction in which event the term of this Lease shall expire within sixty (60) days and Tenant shall thereupon surrender the Premises to Landlord.

16.5	Abatement of Rent: Tenant’s Remedies: Advance Payments.

a. Abatement of Rent. If the Premises are partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the Rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant’s use of the Premises is impaired. Except for abatement of Rent (if any), Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, or restoration.

b. Tenant’s Remedies. If Landlord shall be obligated to repair or restore the Premises under this Article 16 and shall not commence such repair or restoration within forty-five (45) days after such obligation shall accrue, Tenant at Tenant’s option may cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

c. Advance Payments. Upon termination of this Lease pursuant hereto, an equitable adjustment shall be made concerning Prepaid Rent and any advance payments made by Tenant to Landlord. Landlord shall in addition return to Tenant so much of Tenant’s Security Deposit as has not theretofore been applied by Landlord.

ARTICLE 17. CONDEMNATION

If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the Project is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after the condemning authority shall have taken possession.

If this Lease is not terminated by either Landlord or Tenant, then it shall remain in full force and effect as to the portion of the Premises remaining, provided the Rent shall be reduced in the proportion that the floor area taken within the Premises bears to the total floor area of all of the Premises leased to Tenant pursuant hereto. In the event this Lease is not so terminated, then Landlord agrees, at Landlord’s sole cost, to restore the Premises as soon as possible to a complete unit reasonably capable in Landlord’s opinion of accommodating Tenant’s usage as that usage existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for the taking of the fee of severance damages (including without limitation bonus value). Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and/or for the interruption of or damage to Tenant’s business and/or for Tenant’s unamortized cost of its leasehold improvements provided that as to partitions or other improvements in the nature of realty installed or constructed by Tenant, Tenant shall be entitled to receive only the unamortized cost thereof computed over the remaining useful life, not to exceed the balance of the initial term of this Lease. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefore by the condemning authority in which case Tenant shall pay any amount in excess of such severance damages required to complete such repair.

ARTICLE 18. ASSIGNMENT AND SUBLEASE

NOTWITHSTANDING THE FOLLOWING AND WITHOUT INCURRING ANY OBLIGATION TO ACT OTHER THAN IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE 18 WHEN A TENANT HAS EXPRESSED A DESIRE TO VACATE THE PREMISES, IT HAS BEEN LANDLORD’S PREFERENCE TO NEGOTIATE WITH TENANT TO TERMINATE TENANT’S OCCUPANCY ENTIRELY UPON SECURING AN ACCEPTABLE SUBSTITUTE TENANT.

18.1 Landlord’s Consent Required. Except where Tenant may assign this Lease to its parent or affiliated entities Tenant shall not voluntarily or by operation of law assign this Lease or enter into license or concession agreements, sublet all or any part of the Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, without Landlord’s prior written consent and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

18.2 Reasonable Consent. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the assignment of the lease or the Subletting of the Premises or any portion thereof: Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed Assignee or Sublessee; (b) the nature of the proposed Assignee’s or Sublessee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed Assignment or Sublease; (d) such reasonable financial information as Landlord may request concerning the proposed Assignee or Sublessee including, without limitation, financial history, credit rating and business experience. Tenant acknowledges that Landlord has entered into this Lease in reliance on the particular skills, knowledge and experience of Tenant and/or the principal officer of Tenant with respect to the conduct of business in the Premises; Tenant recognizes that Landlord’s substantial investment at risk under the terms of this Lease is based upon Landlord’s judgmental consideration regarding Tenant’s abilities as set forth above. Without in any way limiting Landlord’s rights to refuse to give such consent for any other reason or reasons Landlord reserves the right to give such consent if in Landlord’s reasonable business judgment the quality of operation is or may be in any way adversely affected during the term of the Lease. Anything to the contrary notwithstanding contained herein or elsewhere in this Lease, Landlord as additional consideration for approval of such assignment or subletting shall be entitled to receive any and all consideration payable in connection therewith, including without limitation, any additional Rent or other charges or any lump sum settlement after Tenants has recovered it’s reasonable costs related to such assignment and sublease.

18.3 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent; assignment of the Lease or subletting of the Premises. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other such assignment of the Lease or subletting of the Premises. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

Provided that Tenant is still occupying the Premises, Tenant hereby irrevocably assigns to Landlord all Rent and other sums above 50% of the total rent paid by Tenant at that time from any subletting of the Premises, and agrees that Landlord, may collect such Rent and other sums and apply the same as provide in Section 19 upon Tenant’s default; provided, however, that until the occurrence of any act of default by Tenant or subtenant, Tenant shall have the right to collect such sums.

ARTICLE 19. DEFAULT; REMEDIES

19.1 Defaults by Tenant: Remedies. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) any failure by Tenant to pay Rent or any other monetary sums required to be paid hereunder (where such failure continues for three (3) days after written notice by Landlord to Tenant); (b) the abandonment or vacation of the Premises by Tenant; (c) a failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said ten (10) day period, Tenant shall not be deemed to be in default. Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; provided, further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit funds or such other form of security device which may be necessary to prosecute the Premises, Landlord, and the Project in the event such default cannot be cured within said ten (10) day period. Any such notice shall be in lieu of, and not in addition to, any notice required by law.

a. Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have be reason of such default or breach;

(i) Maintain this Lease in full force and effect and recover the Rent and other monetary charges as they become due without terminating Tenant’s right to possession, pursuant to California Civil Code Section 1951.4.

(ii) Terminate Tenant’s right to possession by and lawful means, in which case the Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default as more particularly set forth in California Civil Code Section 1951.2.

Landlord shall also be entitled to recover all leasing commissions, costs or preparing the Premises for reletting and any other costs and expenses in lieu of any of the foregoing, or as may be permitted from time to time by the laws of the State of California.

For all purposes of this Article 18, the term “Rent” shall be deemed to be the Rent set forth in Article 1 and all other sums required to be paid by Tenant pursuant to the terms of the Lease. All such sums shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twenty-four (24) month period, except that if it becomes necessary to compute such rental before such a twenty-four (24) month period has occurred then such Rent shall be computed on the basis of the average monthly amount thereof accruing during such shorter period.

b. Additional Rights of Landlord. In the event of default, all of Tenant’s fixtures, fixture equipment, improvements, additions, alterations, and other personal property shall remain on the Premises and in the event, and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use same, rent or charge free, until all defaults are cured or, at its option, at any time during the term of this Lease to require Tenant to forthwith remove the same.

Tenant hereby acknowledges that late payments by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. ACCORDINGLY IF ANY INSTALLMENT OF RENT OR ANY OTHER SUM DUE FROM TENANT SHALL NOT BE RECEIVED BY LANDLORD OR LANDLORD’S DESIGNEE WITHIN TEN (10) DAYS AFTER SUCH AMOUNT SHALL BE DUE, TENANT SHALL PAY TO LANDLORD

A LATE CHARGE EQUAL TO EIGHT PERCENT (8%) OF SUCH OVERDUE AMOUNT. The parties hereby agree that such late charge represents a fair and reasonable estimate of costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Tenant hereunder waives any right of redemption or relief from forfeiture under the laws of the State of California or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

19.2	Rights and Obligations Under the Bankruptcy Code.

a. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code Tenant, as debtor in possession, and any trustee who may be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month a reasonable compensation for use and occupancy of the Premises an amount equal to the Rent and other charges otherwise due pursuant to this Lease; and (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (4) to give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and (5) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (6) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (7) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

b. Included within and in addition to any other condition or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than more than thirty (30) days of assumption and/or assignment; and (2) the deposit of an additional sum equal to three (3) months Rent to be held pursuant to the terms of Article 5 of this Lease; and (3) the use of the Premises as set forth in Article 7 of this Lease; and (4) the reorganized debtor or assignee of such debtor in possession or of Tenant’s trustee demonstrates in writing that it has sufficient background including, but not limited to financial ability and experience to operate in the manner contemplated in this Lease and meets any other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (6) the Premises, at all times, remains a single location and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

19.3 Default by Landlord. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice, then in that event Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord’s breach. Tenant agrees, however, that any damages arising out of a money judgment against Landlord shall be satisfied only out of Landlord’s estate in the Project, or as an offset against rent and Landlord shall have no personal liability whatsoever with respect to any such judgment. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from Landlord’s estate in the Project.

If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgages, trustee or beneficiary (called Assignee for purposes of this Article only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

ARTICLE 20. ADDITIONAL PROVISIONS

20.1 Subordination. At Landlord’s option this Lease shall be subject to the lien of any deeds of trust in any amount whatsoever now or hereafter placed on or against the Premises or on or against Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any trustee shall elect to have this Lease prior to the lien of its deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust, whether this Lease is dated prior or subsequent to the date of the recording thereof. Tenant covenants and agrees to execute and deliver upon demand without charge therefore, such further instruments evidencing such subordination of this Lease to the lien of any such deeds of trust as may be required by Landlord, so long as such instruments provide non-disturbance language reasonably acceptable to Tenant.

20.2 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rent and other monetary sums due under the Lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease and of any of the aforesaid deeds of trust described above.

20.3 Attornment. In the event of foreclosure or of the exercise of the power of sale under any deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of the Lease.

20.4 Estoppel Certificate. Tenant shall within ten (10) days after receipt of a request therefore from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is full force and effect and the date to which the Rent and other charges are paid in advance, if any), and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be inclusively relied upon by a prospective purchaser or encumbrancer of the premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s Rent has been paid in advance. If Landlord desires to finance or refinance the project or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

20.5 Transfer of Landlord’s Interest. In the event of a sale or conveyance of Landlord or Landlord’s interest in the Premises or the Building or the Project other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord’s obligations hereunder are assumed in writing by the transferee.

20.6 Captions. Attachments. Defined Terms. The captions of the Articles of this Lease are for convenience only and shall not be deemed relevant in resolving any questions of interpretation or construction of any section of this Lease. Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include neuter. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property. The term “Landlord” shall mean only the owner or owners at the time in questions of the fee title to the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

20.7 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents and representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

20.8 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

20.9 Costs of Suit. If Tenant or Landlord shall bring any action for any relief against the other declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Should Landlord, without fault on Landlord’s part be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or materials furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transition of Tenant or of any such other person Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord on the Premises or the Project, and all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in or in connection with such litigation.

20.10 Time. Joint and Several Liability. Time is of the essence in this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All of the terms, covenants and conditions contained in this Lease to be performed by either party if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

20.11 Binding Effect: Choice of Law. The parties hereto agree that all the provisions hereof are to be constructed as both covenants and conditions; subject to any provisions restricting assignment or subletting by Tenant, and subject to Section 20.5 which binds the parties hereto and inures to the benefit of their respective heirs, legal representative successors, and assigns. This Lease shall be governed by the laws of the State of California.

20.12 Waiver. No covenant, term, or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver or the breach of any covenant, term, or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term, or condition unless otherwise expressly agreed to be Landlord in writing.

20.13 Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all of any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

20.14 Holding Over. If Tenant or anyone claiming under Tenant shall, with or without the written consent of Landlord, hold over the expiration or earlier termination of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month basis, which may be terminated as provided by law. During such tenancy Tenant agrees to pay to Landlord (i) Rent at the current fair market value of space in the Project, but in no event to be less than the highest rate provided for herein plus an additional amount equal to one hundred percent (100%) thereof, plus (ii) all other sums due under this Lease, and (iii) to be bound by all of the terms, covenants and conditions as specified herein.

20.15 Signs. Tenant shall not place or permit to be placed in or upon the Premises where visible from outside the Premises, or outside the Premises or any part of any Building within the Project, any signs, notices, drapes, shutters, blinds, or displays of any type without the prior written consent of Landlord and the approval of various city agencies including the Landmark’s Preservation Commission where applicable.

20.16 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease, Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

20.17 Interest on Past Due Obligations. Except as expressly provided, herein, any overdue amount shall bear interest at a rate of ten percent (10%) per annum from the due date until the sum has been paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

20.18 Recording. Tenant shall not record this Lease without Landlord’s prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default or Tenant hereunder. Either party shall, upon request of the other, execute, acknowledge, and deliver to the other a short form memorandum of this Lease for recording purposes.

20.19 Notice. Wherever in this Lease it shall be required that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail, addressed to the addressees of the parties specified in Article 1 hereto. Either party may change such address by written notice by certified or registered mail to the other.

Notwithstanding anything to the contrary contained within this Article 20.19, any notices Landlord required or authorized to deliver to Tenant in order to advise Tenant of alleged violations of Tenant covenants contained in Article 20.15 (with respect to signs), Article 9 (failure of Tenant to properly repair and/or, maintain the Premises), Article 8.3 (Tenant’s Rights and Obligations), Article 8.4 (improper parking of Tenant and Tenant’s employees automobiles) must be in writing and shall be deemed to have been fully given or served upon Tenant by delivering a copy of such notice to one of Tenant’s managing employees at the Premises and by mailing a copy of such notice to Tenant in the manner specified above.

20.20 No Reservations. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease; it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

20.21 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes thereof, governmental restriction, governmental regulations, governmental controls, enemy or hostile governmental actions, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease.

20.22 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the Effective Date:

LANDLORD:		TENANT:

Hawthorne/Stone Property Management		PowerLight Corporation

By:	/s/ Andy Mehiel	By:	/s/ Tom Dinwoodie
	Andy Mehiel		Tom Dinwoodie
	Agent for Owner		President

Date: 2/04/96		Date: 2/9/96

EXHIBIT A

FIRST ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9,1996 by and between Hawthorne/Stone Property Management Inc., and PowerLight Corporation, for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereto hereby agree to amend the subject Lease as follows:

ARTICLE 21. IMPROVEMENTS TO PREMISES

Tenant agrees to accept the Premises in an “as is” condition except for the following improvements which the Landlord agrees to provide at his expense (detailed on attached Plan, exhibit B).

Provide adequate electrical outlets and power throughout the space.

Provide two overhead space heaters.

Build an eight foot high wall running east to west through the space as per Tenants plan. The wall will be finished on the office side but not drywalled on the side of the fabrication area.

Install two new entrance doors, one with glass panel and one interior office door to connect the office area and fabrication area.

Install plumbing and sink in fabrication area.

Demolition of existing private offices

ARTICLE 22. TENANT’S GUARANTEE OF QUIET ENJOYMENT

Tenant hereby acknowledges that their fabrication process of their products causes a degree of noise, smell and smoke that may be offensive to other Tenants in the building and cause them to lose their implied rights of quiet enjoyment of their Premises. In the event that this happens it is a condition of this Lease agreement that Tenant shall take whatever steps necessary to mitigate the problem. Those steps may include but not be limited to installing an exhaust system, changing the floor plan or doing production work on off hours. Pursuant to this, both parties hereby agree to install insulation in the demising wall when the contigous space is leased. The cost of the insulation to be shared  2/3 to Landlord and  1/3 to Tenant. Whatever the necessary solution, it is agreed by both parties that Tenant must resolve this issue in a timely manner if it becomes a problem or Landlord has the right to take one of the following steps.

1. Do the work and bill Tenant for cost. If this transpires then Landlord will present Tenant with an invoice for the work done and Tenant will have thirty (30) days to reimburse Landlord for at least 50% of the cost, with the remainder being amortized over the remaining Lease term. Any failure to do so will be considered a material default of the Lease and subject to the same terms and conditions as a failure to pay rent (Article 19.)

2. Terminate the remainder of Tenant’s Lease with a written sixty (60) day notice. If this transpires then Tenant will be responsible for the amortizated repayment of the cost of Tenant’s Improvements to occupy the Premises, using $30,000 as the total cost of those improvements and subtracting from that the total of monthly rent paid by Tenant. Landlord has the right to apply Tenant’s security deposit to that amortized total owed.

ARTICLE 23. PAYMENT OF RENT

Rent shall be paid as follows:

Seventeen Hundred Dollars ($1,700,00) per month for the period of 3/01/96-6/30/96.

Nineteen Hundred Dollars ($1,900.00) per month for the period of 7/01/96-10/31/96.

Twenty One Hundred Dollars ($2,100.00) per month for the period of 11/01/96-2/28/97.

Twenty Two Hundred Dollars ($2,200.00) per month for the period of 3/01/97-2/28/98.

Twenty Four Hunched and Fifty Dollars ($2,450.00) per month for the period of 3/01/98-2/28/99.

Twenty Six Hundred and Fifty Dollars ($2,650.00) per month for the period of 3/01/99-2/28/00.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management	PowerLite Corporation

/s/ Andy Mehiel	/s/ Tom Dinwoodie
Andy Mehiel	Tom Dinwoodie
Agent for Owner	President

Date: 2/04/96	Date: 2/9/96

SECOND ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management, Inc., and PowerLight Corporation, for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereto hereby agree to amend the subject Lease as follows:

ARTICLE 24. EXTENSION OF LEASE TERM

Tenant hereby agrees to extend their Lease Agreement for an additional five-year term commencing on March1,2000 and expiring on February 28, 2005 under the following terms and conditions.

PAYMENT OF RENT

Tenant shall pay rent during the extended term as follows:

$3600.00 per month for the first year of the term (3/01/2000-2/28/2001).

$4060.00 per month for the second year of the term (3/01/2001-2/28/2002).

$4567.00 per month for the third year of the term (3/01/2002-2/28/2003).

$5075.00 per month for the fourth year of the term (3/01/2003-2/28/2004).

$5582.00 per month for the fifth year of the term (3/01/2004-2/28/2005).

CONDITION OF PREMISES

[MARCH 1, 2005 - FEB. 28, 2006 - 5836/mo]

[MARCH 1, 2006 - DEC. 31, 2006 - 6090/mo (see addendum 3)]

Tenant agrees to accept the Premises in an “as is” condition.

ARTICLE 25. EARLY TERMINATION OF LEASE TERM

Both Landlord and Tenant recognize the possibility that Tenant’s business growth may create a scenario in which Tenant may have to seek larger Premises for their business before the term of this Lease Agreement has expired. In that situation Tenant may need to explore the possibility of an early termination of this Lease Agreement and to vacate the Premises before the expiration of the Lease term. Although it is always Landlord initial preference to try to re-lease the Premises to a new Tenant or if not possible to work with Tenant to sub-lease the Premises, in the event that neither scenario can be accomplished then Landlord agrees to allow Tenant to have the right to an early termination of this Lease Agreement under the following terms and conditions.

1. Provided that Tenant not be in default of any terms or conditions of the Lease Agreement then Tenant can at anytime after 33 months of the Lease term has expired send Landlord a 3 month written notice of his intention to vacate the Premises and seek an early termination of the Lease Agreement after a minimum tenancy of 36 months known herein to be March 1, 2003.

2. Tenant must pay a sum of $36,000.00 to Landlord if he chooses to terminate the Lease Agreement as of March 1, 2003 or One Thousand Dollars ($1,000.00) less each and every month thereafter through the life of the term in order to terminate the Lease Agreement before it’s original expiration date. For example if Tenant wishes to seek to terminate this Lease agreement as of March 1, 2004 he would be responsible for a $24,000.00 payment to Landlord. It is understood that Tenant is responsible for his rent throughout this early termination notice period throughout his tenancy and this buyout payment due is in addition to Tenant’s regular monthly rent.

3. Payment must be made as follows: Tenant to pay Landlord a third of the required amount at the time that his three month written notice is sent. Tenant to then pay Landlord another third of the amount thirty days later and the final third of the payment is due in another thirty days. Payment must be sent to Landlord’s office the same address that Tenant sends their monthly rent to. Within ten days of Tenant’s vacating the Premises in a clean and orderly manner Landlord will refund Tenant’s security deposit and give Tenant a written release of the Lease Agreement at that time as well.

ALL OTHER TERMS AND CONDITIONS OF THIS LEASE AGREEMENT SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Tom Dinwoodie
Andy Mehiel	Tom Dinwoodie
Agent for Owner	President

Date: 1/20/2000	Date: 1/20/2000

THIRD ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., and PowerLight Corporation for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 26. LEASING OF ADDITIONAL PREMISES

Tenant agrees to lease additional premises in the building, specifically 2930 San Pablo Avenue, a space of approximately +/- 10,800 square feet under the following terms and conditions.

PREMISES:

Approximately +/- 10,800 square feet that is divided into +/- 6000 feet of office space and +/- 4800 feet of warehouse space located at 2930 San Pablo Avenue, Berkeley. The space has a front entrance off of San Pablo Avenue and rear entrance with a roll-up door and dock high access.

TERM:

The term shall be for five (5) years commencing January 1, 2002 or at the completion of the Tenant Improvements whichever comes later. [2/1/02]

RENT:

The rental rate for the additional Premises at 2930 San Pablo Avenue, Berkeley shall be as follows:

$9,720 per month for the first year of the term. [2/1/02 - 1/31/03]

$10,800 per month for the second year of the term. [2/1/03 - 1/31/04]

$ 11,880 per month for the third year of the term. [2/1/04 - 1/31/05]

$ 12,420 per month for the fourth year of the term. [2/1/05 - 1/31/06]

$12,960 per month for the fifth year of the term. [2/1/06 - 1/31/07]

PREPAID RENT:

Upon the execution of this Lease Agreement Tenant agrees to prepay the first two months rent for the premises known herein to be $19,440.00.

IMPROVEMENTS TO PREMISES:

The Landlord agrees to provide the following improvements to the premises at his expense as described generally herein and detailed on the attached floor plans and construction documents labeled Exhibit B.

In the +/- 6000 square feet of office space the improvements shall be:

Premises re-carpeted with building standard glued down commercial grade carpet and new commercial grade vinyl in restrooms and utility room.

Repaint ceiling, walls, windows, columns, doors and casings.

Tenant to choose colors and specifications of all of the above within building standard price range.

Specific demising walls removed, new demising walls built as per attached floor plan.

New entry doors installed off of main lobby. The style and quality of the doors to be of existing building standard.

Removal of T-Bar ceiling, troffer lighting, HVAC flex ducting and registers, support wires and fasteners.

New spiral HVAC ducting to be installed to serve new floor plan (see attached diagram).

New building standard lighting fixtures installed. Tenant to have the option of upgrading all light fixtures at their expense with Landlord contributing the cost of building standard fixtures. That allowance is $100 per fixture. This applies to the light fixtures in the warehouse space as well.

Adequate electrical outlets and switches installed as per the submitted floor plan

A steel staircase to be installed within the premises to connect it to the PowerLight premises above it at 2954 San Pablo Avenue.

Existing ABS waste lines for PowerLight sink in 2954 San Pablo to be replaced with copper as per U.B.C.

New double wide utility sink to replace existing utility sink.

In the +/- 4800 feet of warehouse space the improvements shall be:

The +/- 4800 square feet of warehouse space is to be created by building new demising walls in the present warehouse.

The walls, ceilings, doors and columns are to be repainted. Tenant to choose color.

Existing electrical service upgraded to furnish required power and voltages as per submitted plan.

Building standard lighting fixtures and switches to be installed.

The entire electrical service (office and warehouse) to be re-wired to be on one meter that is Tenant’s responsibility.

5000 CFM ventilation system to be installed.

SECURITY DEPOSIT:

Upon taking occupancy of the Premises Tenant agrees to pay Landlord a security deposit of $19,050.00 pursuant to all leasehold terms and conditions contained in ARTICLE 5 SECURITY DEPOSIT. It is stated here that Tenant presently has a security deposit of $2,650.00 already on file for those premises at 2954 San Pablo; therefore an additional $16,400.00 is required. This will represent the entire security deposit required for both of Tenant’s Premises, 2930 San Pablo Avenue & 2954 San Pablo Avenue.

ARTICLE 27. EXTENSION OF LEASE TERM FOR 2954 SAN PABLO AVENUE, BERKELEY

Tenant agrees to extend their lease term for those premises at 2954 San Pablo Avenue, Berkeley for an additional 22 months from it’s present expiration date of February 28, 2005 to December 31, 2006 under the following terms and conditions:

TERM:

The lease term for 2954 San Pablo Avenue, Berkeley, California shall be extended through February 28, 2006 making it concurrent with the lease term for those Premises PowerLight will occupy at 2930 San Pablo Avenue, Berkeley.

RENT:

The rent for the 2954 San Pablo Avenue premises shall be as follows for the extended period.

$5,836.00 per month for the period of March 1, 2005 through February 28, 2006.

$6,090.00 per month for the period of March 1, 2006 through December 31, 2006.

REVOCATION OF ARTICLE 25. EARLY TERMINATION OF LEASE TERM

In consideration of the Landlord’s improvements to 2930 San Pablo Avenue and PowerLight’s leasing of those premises it is agreed that Article 25. Early Termination of Lease Term shall be rescinded and is null and void as of the execution of this addendum.

ARTICLE 28. OPTION TO LEASE CONTIGUOUS SPACE

Provided that Tenant is not in default of any of the terms and conditions of their Lease Agreement then Tenant shall have the following Options during the term of their Lease. In the event that a Lease expires on space contiguous to 2930 San Pablo Avenue and the existing Tenant chooses not to re-lease those premises then PowerLight has a one week Option upon receipt of a written notice from Landlord to negotiate a new lease on the vacant contiguous space at fair market value, or this option is null and void and Landlord is free to lease the Premises to another tenant. The contiguous spaces are:

2970 San Pablo Avenue	7800 square feet
2910 San Pablo Avenue	7650 square feet
2936 San Pablo Avenue	3619 square feet

These premises will not be further subdivided.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME

LANDLORD	TENANT
Hawthorne/Stone Property Management Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Tom Dinwoodie
Andy Mehiel	Tom Dinwoodie
Agent for Owner	President

Date: 9/13/01	Date: Aug. 31, 2001

[8/30/01]

Melissa Zucker

From:	Ann Torres [atorres@powerlight.com]
Sent:	Wednesday, August 01, 2001 9:18 AM
To:	Melissa Zucker (E-mail)
Co:	Mike Schober (E-mail); Colleen OBrien (E-mail); Jeff Ansley (E-mail); Jonathan Botkin (E- mail)
Subject:	New R&D space

Hey Melissa,

The engineering group came up with the following requirements for the new R&D space:

Size:

At least 2400 sq ft	[4800]

Electrical:

• double gang (4 outlets) / column (20 sq ft) : 110V 30A
• 2x 208V 50A
• 2x 480V 30A	[APPROVED H/S]
• 1x 240V 50A: 30A dedicated, 20A floating

Ventilation:

A system with at least 5,000 cfm fan	[APPROVED H/S]

Floor:

white epoxy floor	[POWERLIGHT]

Lighting:

Instant start electrically ballasted	[APPROVED H/S WITH STIPULATIONS BASED ON FORTHCOMING SPECS. CONDITIONAL]
T-8 835 lamps
80-100 ft candles for office, 100-200 ft candles for work areas

Heating/Climate control:

at least the same as current office w/ bi-directional fans	[277 VLT INFRARED EXISTING SEE VENTILATION]

Walls:

Similar to current office: white walls, blue columns	[APPROVED H/S]

Sound proofing:

Sound barrier between R&D and office space	[POWERLIGHT]
Sound barrier needed for compressor

Bay Doors:

Lockable screens/fences for ventilation	[POWERLIGHT]

Roof Access:

To install R&D array	[NOT RELEVANT]

Thanks.

I hope we get the space downstairs.

If you have any other questions, let me know.

1

100’-3/8” 50’-6” 101’-9 1/4” 40’-0” Existing 2 x 480 V 30 A 20’-0” 5000 CFM fan vented through roof. Extend vent above upstairs window line 20’-0” 176’-3/8” Dedicated - on wall 240 V 50 A 30 dedicated, 20 floating 58’-0” 240v Existing 20’-0” 30’-0”

NORTH
RA, 2000 CFM
600 CFM
600 CFM
600 CFM
530 CFM
530 CFM
530 CFM
OA 30 CFM.
200 CFM
OA 30 CFM
RA, 2000 CFM
200 CFM
OA 30 CFM
MEN'S & WOMEN'S ROOMS BELOW,
MECH. MEZZ. ABOVE
RA, 1600 CFM
600 CFM
600 CFM
600 CFM

K-1

PRELIMINARY DISTRIBUTION & CT LAYOUT
3 EXISTING HEAT PUMP SYSTEMS

BERKELEY GAMES/ POWERLIGHT SPACE

SCALE: 3/32" = 1 FOOT

S. NELSON
/27/01

North

PRELIMINARY DISTRIBUTIONCT LAYOUT 3 EXISTING HEAT PUMP SYSTEMS

BERKELEY GAMES/POWERLIGHT SPACE SCALE: 3/32” = 1 FOOT S. NELSON /27/01

RA, 2000 CFM 600 CFM 600 CFM 600 CFM

530 CFM 530 CFM 530 CFM RA, 1600 CFM 600 CFM

600 CFM 600 CFM

Men’s WOMEN’S ROOMS BELOW, MECH. MEZZ ABOVE

200 CFM RA, 2000 CFM 200 CFM OA 30 CFM OA 30 CFM OA 30 CFM

Golden State Steel & Stair, Inc.

P. O. Box 5203 Vacavile, CA 95696

Phone: 510-765-2308     Fax: 510-763-5505     License # 696083

PROPOSAL

DATE:	July 26,2001
TO:	Berkeley Business Center
ATTENTION:	Doug Kelly
FROM:	John Tuttle
PROJECT:	New interior stairway

PRICE INCLUDES:

1.	Design drawings and engineering calculations for new stairway

2.	Brackets welded to existing steel beams for new wood headers by others at floor opening

3.	(2) flights of steel stairs (approximately 27 risers total)

4.	(1) Intermediate steel stair landing with 4 posts and bracing as required

5.	Steel guardrails and handrails at stair and landing

6.	Steel guardrails around new floor opening

7.	One shop cost of prime paint

8.	Installation

9.	Sales tax

PRICE:

PRICE DOES NOT INCLUDE:

1.	Demolition, shoring, cutting, or patching of existing items

2.	Foundations

3.	Fasteners for other trades

4.	Aluminum, stainless steel, or other non-ferrous metals

5.	Galvanizing

6.	Finish paint

7.	Costs of testing or inspection

8.	Permits

NOTES:

1.	Several different stair tread materials are available for this price, including checker plate, precast concrete, or pan-fill type.

2.	Several different railing styles are available for this price.

3.	We do not yet know whether new foundation work will be required. If any new foundations are required, our engineer will design them, but we will not include their construction.

4.	We do not yet know whether wood framing work will be required at new floor opening. If any new framing is required, our engineer will design it, but we will not include its construction.

TERMS:

10% Down

Additional 10% due upon submittal of design

Net 30 days

No retention

Thank you for the opportunity to quote on this project.

Please Indicate your acceptance of this proposal with authorized signature and data below:

Sign	Date	____________________________________

FOURTH ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., and PowerLight Corporation for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 29. LEASING OF ADDITIONAL PREMISES

Tenant agrees to lease those Premises at 2936 San Pablo Avenue, Berkeley, a warehouse premises of +/- 3619 square feet under the following terms and conditions:

TERM

Two years commencing February 1, 2002 and expiring January 31, 2004.

RENT

Twenty Eight Hundred Dollars ($2,800.00) per month for the first year of the term. [773]

Three Thousand Dollars ($3,000.00) per month for the second year of the term. [.828 7%]

Rent to be charged on a gross basis, Tenant to be responsible for their own utilities, janitorial and phone service. [.857 35]

IMPROVEMENTS TO PREMISES

Tenant agrees to accept the Premises in an “as is” condition except for the following improvements which Landlord shall provide at his expense.

Landlord to re-paint the walls, columns and roll-up doors only of the warehouse, not the ceiling.

Landlord to install building standard industrial light fixtures as needed and electrical outlets as indicated on the plans presented by PowerLight to the Berkeley Business Center, labeled Exhibit C and attached to this addendum.

Landlord to install a door from Tenants Premises at 2930 San Pablo Avenue to 2936 San Pablo.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Thomas Dinwoodie
Andy Mehiel
Agent for Owner

Date: 1/04/02	Date: 1/03/02

Dowes

3619 sq. ft

2536 San Pablo

# Exhibit C

40'-0"
20'-0"
20'-0"
176'-3/8"
Lighting
50 ft. candles
30'-0"

$ Switches - Lighting -

⊖ outlets - 4plex

3619
660
———
2959

484

22
30
660

QM

20’-0” 20’-0” 40’-0”

Lighting 50 ft. candles

30’-0” 176’-3/8”

Doug

3619 sq.ft

2536 San Pallo

Exhibit C

switches- lighting

outlets - 4 plex

3619

660

2959

660

4m - 9m

FIFTH ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 30. RESERVED PARKING FOR ELECTRIC VEHICLES

As part of their existing Lease provisions for parking Landlord agrees to grant Powerlight Corporation the exclusive use of two reserved parking spaces in the parking lot under the following terms and conditions:

Landlord is granting Tenant the use of the two (2) southernmost parking spaces in the portion of the parking lot directly west of the Dharma warehouse (2912 San Pablo Avenue). These spaces are contiguous to the Orchard pick-up and delivery exterior fence and detailed on the site plan.

Tenant is responsible for installing a power source to the parking spaces that is connected to Tenant’s existing electrical service and meter. Tenant may affix a permanent sign to the exterior of the building to designate the appropriate spaces provided that Landlord approves the sign prior to its installation. Landlord will paint an appropriate reserved designation on the pavement the next time Landlord re-stripes other portions of the parking lot.

In the event that Landlord requires the use of these two parking spaces in order to re-lease the premises directly contiguous to the spaces (presently leased to Dharma Publishing) or for any other reason including but not limited to those terms and conditions of ARTICLE 8. COMMON AREAS, specifically article 8.1 Definition and article 8.2 Maintenance. Landlord may cancel Tenant’s use of the parking spaces and retake possession of the specific spaces with no cost or liability whatsoever to Landlord including any cost to Tenant to remove or relocate their existing power source or damage caused by the loss of the use of their electric vehicles. Landlord has the right to require Tenant to remove all conduit or electrical equipment that Tenant has installed on the building if he so desires. Landlord will use his best efforts to try and provide Tenant with alternative spaces for their electric vehicles but it is not guaranteed by this agreement.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Dan Shugar
Andy Mehiel	Dan Shugar
Agent for Owner	President

Date: 5/06/02	Date: 5/6/02

# ATTACHMENT B1

HEINZ STREET
NORTH
9TH STREET
TELCO
ACCESS
Powerlight Parking
METRO LEASE AREA APPROX. 280
ACCESS
SAN PABLO AVENUE
ASHBY AVENUE
5/06/02

ATTACHMENT B1

MHENZ STREET

NORTH SAN PABLO AVENUE

Powerlight Parking

ACCESS TELCO

METRO LEASE AREA ACCESS APPROX - 2800

9TH STREET POWER

ASHBY AVENUE

SIXTH ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9,1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 31. LEASING OF ADDITIONAL PREMISES

Tenant agrees to lease those premises at 2980 San Pablo Avenue, Berkeley, California, an office premises of +/- 2800 square feet under the following terms and conditions.

TERM:

Two years commencing April 1,2003 and expiring on March 31,2005.

OPTION TO EXTEND:

Provided that they not be in default of any terms or conditions of their Lease Agreement then Tenant shall have an option to extend the term of this agreement for an additional two (2) years under all the same terms and conditions provided that Tenant gives Landlord a written notice of their intention to exercise their option no later than one hundred and twenty (120) days prior to the expiration of this agreement.

RENT:

Tenant agrees to pay rent as follows:

$3,080.00 gross per month for the period of 4/01/03-3/31/04. [4%]

$3,203.20 gross per month for the period of 4/01/04-3/31/05. [3.5% = 331530]

Tenant to be responsible for their utilities and janitorial service.

IMPROVEMENTS TO PREMISES:

Tenant agrees to accept the premises in an “as is” condition except for the following improvements which Landlord agrees to install at his own expense.

Repaint the premises with a base color throughout and steel trusses painted PowerLight blue.

Install Finelite series 8 lighting fixtures and the appropriate title 24 emergency lighting as per the lighting plan attached to this agreement.

Clean the existing carpet.

Install a ceiling and HVAC register on the existing office space adjacent to the east wall along the San Pablo Avenue exterior. Ceiling is to be sheet-rocked on the bottom only. Install a 3’ by 4’ window in the west wall of the office.

ARTICLE 32. OPTION TO LEASE PREMISES AT 2960 SAN PABLO AVENUE, BERKELEY, CA.

Landlord hereby grants Tenant the option to lease those premises at 2960 San Pablo Avenue, Berkeley, California under the following terms and conditions.

Provided that the existing Tenant in 2960 San Pablo Avenue, Meyer Sound Laboratories, Inc., does not sign a written agreement to extend their tenancy before September 1, 2003 and provided that PowerLight not be in default of any terms or conditions of their Lease Agreement, then PowerLight shall have the first option to enter into a lease agreement for the premises under the following terms and conditions.

Landlord to notify PowerLight in writing within three days of September 1,2003 that the Premises are available. PowerLight has five (5) business days in which to execute a Lease Agreement for the Premises, under the following terms and conditions. In the event that PowerLight does not execute a Lease Agreement within the prescribed five (5) business days then landlord is not bound by this option and is free to lease the premises to any Tenant they choose. The terms and conditions of the “Option” Agreement are stated herein and arc as follows:

TERM:

The term shall be for fifteen (15) months commencing January 1,2004 and expiring on March 31, 2005. There will be no additional term unless expressly agreed in writing.

RENT:

Tenant to pay rent as follows:

$4,788.00 “gross rent” per month for the period of 1/01/04-12/31/04. [4/1/04]

$4,979.52 “gross rent” per month for the period of 1/01/05-3/31/05.

Tenant to be responsible for their utilities and janitorial service.

SECURITY DEPOSIT:

Upon execution of the Lease Agreement, Tenant to deposit with Landlord a security deposit of $4,979.00 pursuant to all the terms and contains stated in Article 5. SECURITY DEPOSIT of the Lease Agreement.

IMPROVEMENTS TO THE PREMISES:

Tenant agrees to accept the premises in an “as is” condition except for the following improvements which Landlord agrees to provide at their expense.

Repaint the premises with a base color throughout and the steel trusses painted blue.

Clean the carpet.

Replace existing lighting with Finelite series 8 lighting throughout the premises as per lighting plan attached to this agreement. However both parties agree that Landlord and Tenant shall share the cost of purchasing and installing the lighting as per the following agreement. Landlord to pay 62.5% of the total cost for the purchase of and installation of the light fixtures and Tenant to pay 37.5% of the total cost for the purchase of and installation of the light fixtures. Both parties agree to reimburse the appropriate contractors directly at the time of the invoicing. In the event that Tenant agrees to extend their tenancy beyond the expiration date of this agreement through December 31, 2005 then landlord will reimburse 100% of Tenant’s prorated share of the lighting costs.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Subramaniam Janakiraman
Andy Mehiel	Subramaniam Janakiraman
Agent for Owner	CFO

Date: 2/20/03	Date: Feb. 20, 2003

SEVENTH ADDENDUM TO LEASE AGREEMENT

The following paragraphs are added to and become a part of that Lease Agreement dated February 9,1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 33. EXTENSION OF LEASE TERM FOR 2936 SAN PABLO, AVENUE, BERKELEY, CA.

Tenant agrees to renew their lease Agreement and extend the term of their lease for their Premises at 2936 San Pablo Avenue, Berkeley, California, a warehouse premises of +/-3619 square feet under the following terms and conditions.

TERM:

13 months commencing February 1, 2004 and expiring on February 28,2005.

RENT:

Tenant agrees to pay rent as follows:

Three Thousand Dollars ($3,000.00) per month gross rent for the period of 2/01/04-2/28/05. [3.5% = 310500]

Tenant agrees to accept the premises in an “as is” condition.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Subramaniam Janakiraman
Andy Mehiel	Subramaniam Janakiraman
Agent for Owner	CFO

Date: 12/18/03	Date: December 18, 2003

EIGHTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 34. EXTENSION OF LEASE TERM FOR 2930 & 2954 SAN PABLO AVENUE, BERKELEY, CA.

Tenant desires to extend the term of their Lease Agreement for those premises at 2930 San Pablo Avenue and 2954 San Pablo Avenue, Berkeley, California under the following terms and conditions.

TERM:

Two years commencing February 1, 2007 and expiring on January 31, 2009.

RENT:

Tenant shall pay rent for the extended term as follows:

For the period of February 1,2007 through January 31, 2008 the total combined rent for 2930 San Pablo Avenue and 2954 San Pablo Avenue shall be $19,844.00 per month.

For the period of February 1, 2008 through January 31, 2009 the total combined rent for 2930 San Pablo Avenue and 2954 San Pablo Avenue shall be $20,637.00 per month.

TENANT IMPROVEMENTS:

As a material part of this agreement Landlord agrees to share equally with Tenant (up to a maximum of $23,002.00) the cost of installing a new HVAC system in 2954 San Pablo and the cost of new light fixtures for 2954 San Pablo Avenue. Provided that Tenant not be in default of any of the terms and conditions of the Lease, then upon execution of this agreement and upon receipt of an applicable lighting invoice from Tenant, Landlord to reimburse Tenant $4,512.50 for the purchase of light fixtures with the understanding that Tenant will install those fixtures within four months of the execution of this agreement.

Additionally Landlord agrees to provide $18,489.50 towards the cost of installing an HVAC system in 2954 San Pablo Avenue. Landlord agrees to make equal payments with Tenant direct|y to Simonsen Air Conditioning during the course of the installation. Tenant guarantees to complete the installation of the system as per plans submitted to both parties by contractor.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Subramaniam Janakiraman
Andy Mehiel	Subramaniam Janakiraman
Agent for Owner	CFO

Date: 5/12/04	Date: May 12, 2004

NINTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 34. EXTENSION OF LEASE TERM FOR 2936 SAN PABLO AVENUE, BERKELEY, CA.

Tenant desires to extend the term of their Lease Agreement for those premises at 2936 San Pablo Avenue, Berkeley, California under the following terms and conditions.

TERM:

Four (4) years commencing February 1, 2005 and expiring on January 31, 2009.

RENT:

Tenant shall pay rent for the extended term as follows:

For the period of February 1, 2005 through January 31, 2006 the monthly rent for 2930 San Pablo Avenue shall be $3,100.00 per month.

There will be a 2.5% annual increase to the rent each successive anniversary date (February 1) of the term.

TENANT IMPROVEMENTS:

Tenant agrees to accept the premises in an “as is”condition.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Subramaniam Janakiraman
Andy Mehiel	Subramaniam Janakiraman
Agent for Owner	CFO

Date: 2-17-05	Date: February 3, 2005

TENTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 35. EXTENSION OF LEASE TERM FOR 2980 SAN PABLO AVENUE, BERKELEY, CA.

Tenant desires to extend the term of their Lease Agreement for those premises at 2980 San Pablo Avenue, Berkeley, California under the following terms and conditions.

TERM:

One (1) year commencing April 1 , 2005 and expiring on March 31 , 2006.

RENT:

For the period of April 1, 2005 through March 31, 2006 Tenant shall pay $3,300.00 per month rent.

TENANT IMPROVEMENTS:

Tenant agrees to accept the premises in an “as is” condition.

ARTICLE 36. LEASING OF ADDITIONAL PREMISES [VOID] SAN PABLO AVENUE, BERKELEY, CA.

Tenant agrees to Lease those additional premises at 2900 San Pablo Berkeley, California under the following terms and conditions:

TERM:

One year commencing August 1, 2005 or 45 days after receiving written notice from Landlord that space is available, which ever comes sooner.

RENT:

Tenant shall pay $3,450.00 per month rent for the one-year term.

TENANT IMPROVEMENTS

Tenant agrees to accept the premises in an “as is” condition with the exception that Landlord agrees to repaint the premises at his expense.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Dan Shugar
Andy Mehiel	Dan Shugar
Agent for Owner	President

Date: 2/28/05	Date: 2/28/05

ELEVENTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Lease Agreement dated February 9,1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 37. LEASING OF ADDITIONAL PREMISES

Tenant desires to lease additional Premises in the Berkeley Business Center, specifically the +/- 4,420 square feet of the “front or East portion of 2990 San Pablo Avenue” including the building management offices. The premises are detailed in Exhibit C attached to and made a part of this agreement. Tenant shall lease the premises under the following terms and conditions:

TERM:

Two (2) years commencing August 15, 2005 and expiring on August 14, 2007.

RENT:

Tenant shall pay rent as follows:

For the period of August 15, 2005 through August 14, 2006 the monthly rent for 2990 San Pablo Avenue shall be $5,304.00 per month ($1.20 per square foot).

There will be a 2.5% annual increase to the rent each successive anniversary date (August 15) of the term.

TENANT IMPROVEMENTS:

Landlord agrees to provide the following improvements to the premises at their expense as described herein and shown on Exhibit D attached to and made a part of this Agreement.

Remove all demising walls in the premises except those used for the existing conference room and for the two areas where the electrical equipment and the HVAC equipment will be protected and contained.

Paint the premises.

Carpet the premises with building standard carpet as selected by the Tenant.

Build a new entry to Tenants new premises from Tenants existing R & D area. The entrance will be an 8-foot by 8-foot hallway with a ceiling and a one-hour rating.

Remove existing glass door to 2942 office area and replace opening with drywall.

Provide new “wraparound” 4-foot florescent light fixtures throughout the premises as needed.

Provide adequate electrical outlets throughout premises. Outlets to be surface mounted.

Provide adequate HVAC service with one ten (10) ton unit and appropriate ductwork registers and thermostats.

Separate Tenants electrical service for 2990 San Pablo Avenue from contiguous tenants. It is understood that an electrical sub-meter will be placed on the electrical panel to measure specifically PowerLight’s total usage. Landlord will put the electrical service in their name and will read Tenants sub-meter monthly and bill Tenant.

Provide a cold water supply line a water line for Tenants use. There will not be a sink or a drain however.

Construct a 12-foot by 12-foot private office in the SW corner of the premises. This office to have a ten foot high drywall ceiling, wooden door with glass insert and glass lite in the East wall.

Install a wooden door with glass insert in the existing conference room. Install two glass lites approximately 30” by 48” in the East wall of the conference room facing the lobby above the existing doorway.

These afore referenced improvements are complete. All other improvements to be provided by the Tenant.

SECURITY DEPOSIT:

Upon execution of this agreement Tenant to deposit with Landlord a security deposit of $5,316.00 pursuant to all the terms and conditions contained in ARTICLE 5. SECURITY DEPOSIT of the Lease Agreement.

ARTICLE 38. TERMINATION OF LEASE OBLIGATIONS FOR 2900 SAN PABLO AVENUE, BERKELEY.

As a material part of this Agreement Landlord agrees to cancel and terminate ARTICLE 36. LEASING OF ADDITIONAL PREMISES AT 2900 SAN PABLO AVENUE, BERKELEY, CA. Upon execution of this agreement Tenant has absolutely no obligation to lease or claims to occupy 2900 San Pablo Avenue, Berkeley. Both parties recognize that leasing 2990 San Pablo Avenue supercedes and nullifies the Lease Agreement for 2900 San Pablo Avenue.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Dan Shugar
Andy Mehiel	Dan Shugar
Agent for Owner	President

Date: 8/12/05	Date: 8/17/05

TWELFTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Master Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 39. EXTENSION OF LEASE AGREEMENT FOR 2980 SAN PABLO PREMISES

Tenant hereby agrees to extend their Lease Agreement for those premises at 2980 San Pablo Avenue, Berkeley, California, for an additional two years commencing on April 1, 2006 and expiring on March 31,2008 under the following terms and conditions.

RENT:

Tenant shall pay rent as follows:

For the period of April 1, 2006 though March 31, 2007 the rent shall be $3,360.00 per month.

For the period of April 1, 2007 though March 31, 2008 the rent shall be $3,444.00 per month.

Tenant agrees to accept the premises in an “as is” condition.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD	TENANT
Hawthorne/Stone Property Management, Inc.	PowerLight Corporation

/s/ Andy Mehiel	/s/ Dan Shugar
Andy Mehiel	Dan Shugar
Agent for Owner	President

Date: 1/30/06	Date: 1/26/06

THIRTEENTH ADDENDUM TO LEASE AGREEMENT

The following provisions are added to and become a part of that Master Lease Agreement dated February 9, 1996 by and between Hawthorne/Stone Property Management Inc., as Landlord and PowerLight Corporation as Tenant for those Premises at 2954 San Pablo Avenue, Berkeley, California.

The subject parties hereby agree to amend the subject Lease as follows:

ARTICLE 40.    EXTENSION OF LEASE AGREEMENT FOR 2990 SAN PABLO AVENUE PREMISES

Landlord agrees to grant Tenant an extension of their Lease Agreement for 2990 San Pablo Avenue, Berkeley, California for an additional 4.5 months through December 31, 2007 under all the same terms and conditions of the existing Lease Agreement including rent.

ALL OTHER TERMS AND CONDITIONS SHALL REMAIN THE SAME.

LANDLORD Hawthorne/Stone Property Management Inc.	TENANT PowerLight Corporation

//Andy Mehiel	//Tom Dinwoodie
Andy Mehiel Agent for Owner	Tom Dinwoodie CEO, PowerLight Corporation

Date:____________May 11, 2007____________	Date:____________May 11, 2007__________